Exhibit 99.1

Contacts:

Christopher Taylor

Investor Relations

781-398-2466

Sarah Emond

Media Relations

781-398-2544

For Immediate Release

Genome Therapeutics and Amgen Conclude Research Agreement; Genome Therapeutics

Retains Certain Rights to Unique Bone Diseases Research Program

- Program yields discovery of novel gene -

Waltham, Mass., January 9, 2004 – Genome Therapeutics Corp. announces that it (Nasdaq: GENE) and Amgen Inc. have concluded their research collaboration focused on discovering and developing therapeutics for bone diseases. Announced in January of 2003, the collaborative research efforts resulted in the discovery of a novel gene which triggered a milestone payment from and an equity investment by Amgen in August of last year. With this agreement to discontinue additional joint investigation, Genome Therapeutics retains certain intellectual property and licensing rights related to the gene discovery.

“We are proud of our human genetics team and its ability to decipher the genetics of a complex disease process and discover a unique target for potential drug development,” said Steven M. Rauscher, Chairman and CEO of Genome Therapeutics. “Our primary business focus remains the clinical development and commercialization of anti-infective products, however, we also have a portfolio of six genomics-oriented alliances. Therefore, we may seek to re-partner our intellectual property related to this bone diseases program in the future. Our main priority remains the closing of the proposed merger with Genesoft and the launch of FACTIVE® in the U.S. later this year.”

Genome Therapeutics continues its transformation as an emerging biopharmaceutical company focused on anti-infective therapeutics. As part of this transformation, in addition to the pending merger with Genesoft, the Company continues to reduce its investment in early-stage discovery research projects.

About Genome Therapeutics

Genome Therapeutics is a biopharmaceutical company focused on the discovery, development and commercialization of pharmaceutical products. The Company’s lead product candidate, Ramoplanin, is in development for the prevention, treatment and control of serious hospital-based infections. Ramoplanin is currently in a Phase III clinical trial for the prevention of bloodstream infections caused by vancomycin-resistant enterococci (VRE), and in a Phase II clinical trial for the treatment of Clostridium difficile-associated diarrhea (CDAD). Genome Therapeutics’ biopharmaceutical portfolio also includes six major product discovery and development alliances with pharmaceutical companies including AstraZeneca, bioMérieux, Schering-Plough and Wyeth. On November 18, 2003, Genome Therapeutics announced the signing of a definitive merger agreement with Genesoft Pharmaceuticals. Pending receipt of all approvals and satisfaction of

-more-

closing conditions, the merger is expected to close during the first quarter to 2004. For more information, please visit www.genomecorp.com.

Forward-Looking Statements for Genome Therapeutics

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These factors include the risk that the proposed merger between Genome Therapeutics and Genesoft may not be approved by stockholders of Genome Therapeutics or Genesoft, Genome Therapeutics’ or Genesoft’s inability to satisfy the closing conditions of the merger, including the condition of raising additional capital to finance the combined company, the risk that the two companies’ businesses will not be integrated successfully and the significant costs related to the proposed merger. Upon completion of the merger, our business will be significantly dependent upon the combined company’s ability to launch the commercial sale of FACTIVE®, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully launch FACTIVE. We continue to be subject to the risks related to our lead product candidate, Ramoplanin, such as (i) our inability to obtain regulatory approval to commercialize Ramoplanin due to negative, inconclusive or insufficient clinical data and (ii) delays in the progress of our clinical trials for Ramoplanin, and increased cost, due to the pace of enrollment of patients in the trials or fluctuations in the infection rate of enrolled patients. We are also subject to risks related to our inability or the inability of our alliance partners to (i) successfully develop products based on our genomics information, (ii) obtain the necessary regulatory approval for such products, (iii) effectively commercialize any products developed before our competitors are able to commercialize competing products or (iv) obtain and enforce intellectual property rights. In addition, we are subject to the risk factors set forth in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2003, in our Current Report on Form 8-K filed on December 17, 2003, in our registration statement on Form S-4 filed on December 30, 2003 and those set forth in other filings that we may make with the Securities and Exchange Commission from time to time.

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